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                                                                    EXHIBIT 99.3



                    STEWART INFORMATION SERVICES CORPORATION

                    CERTIFICATE OF CO-CHIEF EXECUTIVE OFFICER

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2002


          Pursuant to Section 906(a) of the Sarbanes-Oxley Act of 2002







     The undersigned, being the Co-Chief Executive Officer of Stewart Information Services Corporation (the "Company") hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002, filed with the United States Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)), fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     Dated November 4, 2002.






/s/    STEWART MORRIS, JR.
-----------------------------
Name: Stewart Morris, Jr.
Title: President and Co-Chief
Executive Officer